UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2007

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043
(Address of principal executive offices) (Zip Code)

(212) 559-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 23, 2007, Citigroup Inc. sent a notice (the “Notice”) to its directors and executive officers informing them that, due to a revision in the fund managers of Citigroup’s 401(k) Plan (the “Plan”), Plan participants will be unable to direct or diversify the investments in their accounts established under the Plan, including the Citigroup Common Stock Fund, or obtain loans or distributions from the Plan, during the period August 24, 2007 to September 4, 2007 (the “Restricted Period”).

The Notice also indicates that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, Citigroup’s directors and executive officers will be prohibited from purchasing, selling or otherwise acquiring or transferring Citigroup’s equity securities, directly or indirectly, during the Restricted Period. A copy of the Notice is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Questions concerning the Restricted Period can be addressed to Michael Helfer (telephone: (212) 559-5152), Anita Romero (telephone: (212) 793-7583) or Shelley Dropkin (telephone: (212) 793-7396), or to their attention by mail to Citigroup Inc., 399 Park Avenue, New York, NY 10022.

Also on July 23, 2007, Citigroup Inc. received the notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

99.1	Memorandum for the Board of Directors and Executive Officers of Citigroup Inc., dated July 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2007	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Memorandum for the Board of Directors and Executive Officers of Citigroup Inc., dated July 23, 2007.